EXHIBIT 7.15
                                                                    ------------


                                VOTING AGREEMENT
                                ----------------


            VOTING AGREEMENT, dated as of March 18, 2007 (this "Agreement"), among Talon Holdings Corp., a Delaware corporation ("Parent"), Talon Acquisition Co., a Texas corporation and a wholly-owned Subsidiary of Parent ("Merger Sub") and James R. Crane ("Shareholder").

                                    RECITALS
                                    --------

            Parent, Merger Sub and the EGL, Inc., a Texas corporation (the "Company"), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement as entered into on the date hereof) providing for the merger of Merger Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement.

            As of the date hereof, Shareholder is the record and beneficial owner of the number of shares of the Company common stock set forth on the signature page hereof beneath Shareholder's name (the "Existing Shares" and, together with any shares of the Company common stock acquired after the date hereof, whether upon the exercise of warrants, options, conversion of convertible securities or otherwise, Shareholder's "Shares").

            As an inducement and a condition to entering into the Merger Agreement, Parent and Merger Sub have required that Shareholder agrees, and Shareholder has agreed, to enter into this Agreement.

                                    AGREEMENT
                                    ---------

            To implement the foregoing and in consideration of the mutual agreements contained herein, the parties agree as follows:

            1.    Agreement to Vote.

            (a) Shareholder hereby agrees that, from and after the date hereof and until this Agreement shall have been terminated in accordance with Section 6, at any meeting of the holders of Company common stock, however called, or in connection with any written consent of the holders of Company common stock, Shareholder shall vote (or cause to be voted) Shareholder's Shares (i) in favor of adoption and approval of the Merger Agreement and the Merger and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and (ii) except as otherwise agreed to in writing in advance by Parent, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries; (C) any other action involving the Company or its Subsidiaries which has the effect of impeding, interfering with, delaying, postponing, or impairing (A) the ability of the Company to consummate the Merger or (B) the



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transactions contemplated by this Agreement and the Merger Agreement.
Shareholder shall not enter into any agreement or understanding with any person or entity prior to the termination of this Agreement to vote in any manner inconsistent herewith.

            (b) SHAREHOLDER HEREBY GRANTS TO, AND APPOINTS, PARENT AND ANY DESIGNEE OF PARENT, AND EACH OF THEM INDIVIDUALLY, SHAREHOLDER'S IRREVOCABLE (UNTIL THE TERMINATION DATE) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE SHARES AS INDICATED IN SECTION 1(a). SHAREHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE TERMINATION DATE) AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY SHAREHOLDER WITH RESPECT TO THE SHARES. THE PROXY GRANTED BY SHAREHOLDER PURSUANT TO THIS SECTION 1(b) IS GRANTED IN ORDER TO SECURE SHAREHOLDER'S PERFORMANCE UNDER THIS AGREEMENT AND ALSO IN CONSIDERATION OF PARENT AND MERGER SUB ENTERING INTO THIS AGREEMENT AND THE MERGER AGREEMENT. IF SHAREHOLDER FAILS FOR ANY REASON TO BE COUNTED AS PRESENT AND VOTE SHAREHOLDER'S SHARES IN ACCORDANCE WITH THE REQUIREMENTS OF
SECTION 1(a) (OR ANTICIPATORILY BREACHES SUCH SECTION), THEN PARENT OR ITS DESIGNEES SHALL HAVE THE RIGHT TO CAUSE TO BE PRESENT OR VOTE SHAREHOLDER'S SHARES IN ACCORDANCE WITH SECTION 1(a). THE PROXY GRANTED BY THIS SECTION 1(b) SHALL BE AUTOMATICALLY REVOKED UPON TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS.

            2. Representations and Warranties of Shareholder. Shareholder hereby represents and warrants to Parent and Merger Sub as of the date hereof as follows:

                  (a) Authorization; Validity of Agreement; Necessary Action. Shareholder has full power and authority to execute and deliver this Agreement, to perform Shareholder's obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Shareholder, and, assuming this Agreement constitutes a valid and binding obligation of Parent and Merger Sub, constitutes a valid and binding obligation of Shareholder, enforceable against him in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and
      (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (b) Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, federal securities laws, the HSR Act, or any applicable state takeover laws, neither the execution, delivery or performance of this Agreement by Shareholder nor the consummation by it of the transactions contemplated hereby nor compliance


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      by it with any of the provisions hereof will (i) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not materially impair the ability of Shareholder to consummate the transactions contemplated hereby), (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which Shareholder is a party or by which it or any of its properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to it or any of its properties or assets, except in the case of clauses (ii) and (iii) for violations, breaches or defaults, or rights of termination, amendment, cancellation or acceleration, which would not materially impair the ability of Shareholder to consummate the transactions contemplated hereby.

                  (c) Shares. Shareholder's Existing Shares are owned beneficially and of record by Shareholder. Shareholder's Existing Shares, together with (i) 87,000 options to acquire Company common stock held by Shareholder, (ii) 30,000 shares of Company common stock beneficially owned by Shareholder as a result of his affiliation with the James R. Crane foundation, (iii) 4,500 shares of Company common stock that carry a disposition restriction and (iv) 3,000 shares of Company common stock held in separate 1,500 share joint tenancies with Crystal Crane and Jared Crane, respectively, constitute all of the shares of Company common stock owned of record or beneficially by Shareholder. Shareholder has sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Section 1 hereof, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of Shareholder's Existing Shares with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. Shareholder has good and valid title to its Existing Shares, free and clear of all liens, claims, security interests or other charges or encumbrances.

            3. Representations and Warranties of Parent. Parent and Merger Sub hereby represent and warrant to Shareholder as of the date hereof as follows:

                  (a) Organization. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

                  (b) Corporate Authorization; Validity of Agreement; Necessary Action. Each of Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation by


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      each of Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by its board of directors, and no other corporate action or proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery by Parent or Merger Sub of this Agreement, and the consummation by Parent or Merger Sub of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Merger Sub, and, assuming this Agreement constitutes a valid and binding obligation of the Shareholders, constitutes valid and binding obligations of Parent and Merger Sub, enforceable against them in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (c) Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, federal securities laws, the HSR Act, any applicable state takeover laws, neither the execution, delivery or performance of this Agreement by Parent or Merger Sub nor the consummation by Parent or Merger Sub of the transactions contemplated hereby nor compliance by Parent or Merger Sub with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the organizational documents of Parent or any of its Subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which it or any of its properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its Subsidiaries or any of their properties or assets.

            4. Further Agreements of Shareholders. (a) Shareholder, severally and not jointly, hereby agrees, while this Agreement is in effect, and except as contemplated hereby, not to (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, enforce or permit the execution of the provisions of any redemption agreement with the Company or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, pledge, encumbrance, assignment or other disposition of, any of its Existing Shares, or any Shares acquired after the date hereof, or any interest in any of the foregoing, except to Parent; (ii) grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares, or any interest in any of the foregoing, except to Parent or Merger Sub; or (iii) take any action that would make any representation or warranty of Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling Shareholder from performing Shareholder's obligations under this Agreement.



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                  (b) Shareholder hereby irrevocably waives any rights of
      appraisal or rights to dissent from the Merger that Shareholder may have.

                  (c) Shareholder hereby authorizes Parent, Merger Sub and the Company to publish and disclose in any announcement or disclosure required by the Securities and Exchange Commission or other Governmental Entity Shareholder's identity and ownership of Shares and the nature of Shareholder's obligation under this Agreement.

                  (d) Shareholder agrees with, and covenants to, Parent that Shareholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of Shareholder's Shares, unless such transfer is made in compliance with this Agreement. In the event of a stock dividend or distribution, or any change in the Company common stock by reason of any stock dividend or distribution, or any change in the Company common stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged. Shareholder shall be entitled to receive any cash dividend paid by the Company during the term of this Agreement until the Shares are cancelled in the Merger or purchased hereunder.

                  (e) Shareholder shall not, and shall direct its Representatives not to, directly or indirectly, (i) initiate, solicit, knowingly encourage (including by providing information) or facilitate any inquiries, proposals or offers with respect to, or the making or completion of, an Alternative Proposal or (ii) engage or participate in any negotiations concerning, or provide or cause to be provided any non-public information or data relating to the Company or any of its Subsidiaries, in connection with, or have any discussions with any person relating to, an actual or proposed Alternative Proposal, or otherwise knowingly encourage or facilitate any effort or attempt to make or implement an Alternative Proposal; provided, however, that nothing set forth in this Agreement shall prohibit such Shareholder or Representative who is a Representative of the Company from taking all actions in connection with such Alternative Proposal that the Company and its Representatives are permitted to take under Section 5.2 of the Merger Agreement. Notwithstanding anything in this Agreement to the contrary, from and after the date hereof, each Shareholder agrees that it will promptly (and in any event within 24 hours) advise Parent orally and in writing of (i) its receipt of any Alternative Proposal, (ii) the identity of the person making any such Alternative Proposal and (iii) the material terms of any such Alternative Proposal or indication or inquiry (including copies of any documents or correspondence evidencing such Alternative Proposal or inquiry).

            5. Further Assurances. From time to time, at any other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

            6. Termination. This Agreement shall terminate, and no party shall have any rights or obligations hereunder and this Agreement shall become null and void and have no further effect upon the earliest of (a) the Effective Time and (b) the date of the termination of the Merger Agreement in accordance with


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its terms (any such date shall be referred to herein as the "Termination Date").
Nothing in this Section 6 shall relieve any party of liability for a willful breach of this Agreement prior to the Termination Date.

            7. Costs and Expenses. All costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

            8. Amendment and Modification. This Agreement may be amended, modified and supplemented in any and all respects only by written agreement executed and delivered by duly authorized officers of the respective parties.

            9. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (i)  if to Parent, to:

                    Talon Holdings Corp.
                    c/o Centerbridge Partners, L.P.
                    31 West 52nd Street
                    New York, New York 10019
                    Telecopy:  (212) 301-6501
                    Attention:  Steven Price

                    with a copy to:

                    Simpson Thacher & Bartlett LLP
                    425 Lexington Avenue
                    New York, NY 10017
                    Telecopy:  (212) 455-2502
                    Attention:  Gary I. Horowitz

                    Goodmans LLP
                    250 Yonge Street
                    Suite 2400, Box 24
                    Toronto, Ontario
                    Canada, M5B2M6
                    Attention:  James A Riley
                    Fax: (416) 979-1234




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               (ii) if to Shareholder, to:

                    James R. Crane
                    c/o EGL, Inc.
                    15340 Vickery Drive
                    Houston, Texas 77032


                    with a copy to:

                    Weil, Gotshal & Manges LLP
                    100 Federal Street, 34th Floor
                    Boston, MA  02110
                    Telecopy:  (617) 772-8333
                    Attention:  James R. Westra

                    Weil, Gotshal & Manges LLP
                    200 Crescent Court, Suite 300
                    Dallas, TX  75201
                    Telecopy:  (214) 746-7777
                    Attention:  R. Jay Tabor

            10. Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation".

            11. Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile), each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

            12. Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

            13. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.



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            14. Specific Performance; Remedies Cumulative. (a) The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to the remedy of specific performance of the terms hereof, in addition to any other remedy at law or equity.

            (b) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

            15. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

            16. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Parent may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned Subsidiary of Parent; provided, however, that no such assignment shall relieve Parent from any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

            17. Action in Shareholder Capacity Only. The parties acknowledge that this agreement is entered into by Shareholder solely in Shareholder's capacity as the beneficial owner of Shareholder's Shares and nothing in this Agreement restricts or limits any action taken by Shareholder in his capacity as a director or officer of the Company or any of it Subsidiaries and the taking of any actions (or failure to act) in his capacity as an officer or director of the Company or its Subsidiaries will not be deemed to constitute a breach of this Agreement.

            18. Consent to Jurisdiction; Waiver of Jury Trial. (a) Each of the parties hereto:

                  (i) consents to submit itself to the personal jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement;

                  (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court;

                  (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than such courts; and

                  (iv) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to a party at its address set forth in Section 9 or at such other address of which a party shall have been notified pursuant thereto;


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                  (v) agrees that nothing herein shall affect the right to
      effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (vi) agrees to appoint an agent for service of process in Delaware.

            (B) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

            19. Negotiated Terms. The provisions of this Agreement are the result of negotiations between the parties. Accordingly, this Agreement shall not be construed in favor of or against any party by reason of the extent to which the party or any of its professional advisors participated in its preparation.



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            IN WITNESS WHEREOF, Parent, Merger Sub and Shareholder have caused this Agreement to be executed as of the date first written above.

                                    TALON HOLDINGS CORP.


                                    By:  /s/  James R. Crane
                                         -----------------------------
                                         Name:  James R. Crane
                                         Title: President


                                    TALON ACQUISITION CO.


                                    By:  /s/  James R. Crane
                                         -----------------------------
                                         Name:  James R. Crane
                                         Title: President



















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                                          /s/James R. Crane
                                          ------------------------------------
                                          James R. Crane


                                          Existing Shares:  7,065,063

























                      [SIGNATURE PAGE TO VOTING AGREEMENT]